Exhibit 5.1 Global Blue Group Holding AG Zürichstrasse 38 CH-8306 Bruettisellen Switzerland August 28, 2023 Global Blue Group Holding AG – Registration Statement on Form F-3 Ladies and Gentlemen We, Niederer Kraft Frey AG, have acted as special Swiss counsel to Global Blue Group Holding AG, a Swiss corporation (Company), in connection with the Registration Statement on Form F−3 (Registration Statement), filed with the Securities and Exchange Commission (Commission) on August 28, 2023 under the Securities Act of 1933, as amended (Act), relating to the registra- tion with the Commission of an unspecified number of registered common shares, nominal value CHF 0.01 each, of the Company (each a New Share and together New Shares) for an aggregate offering price of up to USD 200,000,000. 1. Basis of Opinion This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (including in the case of the Registration Statement, any document incor- porated by reference therein or exhibit thereto) or any other matter. For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein. For purposes of giving this opinion, we have only examined and relied on originals or copies of the following documents available to us (collectively Documents): i. the Registration Statement; ii. a certified copy of the articles of association of the Company, dated March 1, 2023 (Arti- cles), certified as per August 24, 2023; and iii. a certified excerpt from the Commercial Register of the Canton of Zurich (Commercial Register) for the Company, dated August 24, 2023.

No documents have been reviewed by us in connection with this opinion other than the Docu- ments. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law. In this opinion, Swiss legal concepts are expressed in English terms and not in their original lan- guage. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain mean- ing of the words and expressions contained therein without regard to any import they may have under the relevant governing law. 2. Assumptions In rendering the opinion below, we have assumed the following: a. the information set out in the Documents is true, accurate, complete and up-to-date as of the date of this opinion and no changes have been made or will be made that should have been or should be reflected in the Documents as of the date of this opinion; b. the Documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) are accu- rate and conform to the original; c. all Documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such Documents; d. no laws other than those of Switzerland will affect any of the conclusions stated in this opinion; e. if and to the extent the New Shares will be issued out of the capital band provided for in Article 4d of the Articles (Capital Band), (i) a duly convened meeting of the Board of Di- rectors will have validly resolved to issue them, (ii) the New Shares will be fully paid up (liberiert) and registered in the competent Commercial Register in Switzerland and (iii) all other requirements under Swiss law, the Articles and the organizational regulations of the Board of Directors in connection with the creation and issuance of such New Shares will have been complied with; f. if and to the extent the New Shares will not be issued out of the Capital Band, (i) a duly convened general meeting of the shareholders of the Company will have validly resolved to issue them by way of an ordinary capital increase (ordentliche Kapitalerhöhung), (ii) the New Shares will be fully paid up (liberiert) and registered in the competent Commercial Register in Switzerland and (iii) all other requirements under Swiss law, the Articles and the organizational regulations of the Board of Directors in connection with the creation and issuance of such New Shares will have been complied with.

3. Opinion Based upon the foregoing, in reliance thereon, and subject to the limitations and assumptions referred to above (2.) and the qualifications set out below (4.), we are of the following opinion: 1. The Company is a corporation (Aktiengesellschaft) validly existing under the laws of Swit- zerland. 2. The New Shares, if and when issued by the Company, in accordance with Swiss law and the Articles, and registered in the competent Commercial Register in Switzerland will be validly issued, fully paid as to their nominal value and non-assessable. 4. Qualifications The above opinions are subject to the following qualifications: a. The opinions set out above are subject to applicable bankruptcy, insolvency, reorganiza- tion, liquidation, moratorium, civil procedure and other similar laws and regulations as ap- plicable to creditors, debtors, claimants and defendants generally as well as principles of equity (good faith) and the absence of a misuse of rights. b. Our opinions set out above are limited solely to the laws of Switzerland and we express no opinion herein concerning the laws of any other jurisdiction. c. We express no opinion as to any commercial, accounting, calculating, auditing or other non-legal matter as well as to the completeness or accuracy of the information contained in the Registration Statement. We express no opinion as to tax matters. d. The exercise of voting rights and rights related thereto with respect to any New Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles. e. We express no opinion as regards compliance with Swiss law and the Articles of the with- drawal of the preferential subscription rights (Bezugsrechte) of the Company’s sharehold- ers in connection with the issuance of the New Shares. f. When used in this opinion, the term “non-assessable” means that no further contributions have to be made to the nominal share capital of the Company by the relevant holder of the New Shares. g. The resolutions of the Board of Directors or Company’s general meetings, as the case may be, may be challenged by shareholders in court or otherwise. Therefore, notwithstanding registration of the New Shares with the competent Commercial Register, any shareholder may challenge the resolutions taken by the Board of Directors or the general meeting of the shareholders’ of the Company, as the case may be, on which such registration of the New Shares with the competent Commercial Register may be based. h. The Capital Band currently contained in the Articles authorizes the Board of Directors to issue up 67,308,079 registered common shares of CHF 0.01 nominal value each until March 1, 2028. We express no opinion as to the future availability and/or sufficiency of such registered common shares under the Capital Band for the purpose of the issue of the New Shares and the transactions contemplated under the Registration Statement. i. We express no opinion on the issue of registered common shares out of conditional share capital provided for employee share plans, warrants and convertible debt instruments. * * * We have rendered this opinion as of the date hereof and we assume no obligation to advise you on changes relevant to this opinion that may thereafter be brought to our attention. This legal opinion is addressed to the Company. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act. This legal opinion is strictly limited to the matters stated in it and does not apply by implication to other matters. This legal opinion is furnished by us, as special Swiss counsel to the Company, in connection with the filing of the Registration Statement. Without our prior consent, it may not be used by, copied by, circulated by, quoted by, referred to, or disclosed to any party or for any purpose, except for such filing or in connection with any reliance by investors on such filing pursuant to U.S. securities laws. Any reliance on this opinion is limited to the legal situation existing at the date of this legal opinion letter, and we shall be under no obligation to advise you on or to amend this legal opinion letter to reflect any change in circumstances or applicable laws or regulations for any period after the date of issuance of this legal opinion letter. This opinion shall be governed by and construed in accordance with the laws of Switzerland. It may only be relied upon on the express condition that any issues of interpretation arising hereun- der will be governed by the laws of Switzerland. Sincerely yours, /s/ Niederer Kraft Frey AG